EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Whitehall Funds
File Number: 811-07443
Registrant CIK Number: 0001004655


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.



Series 5 SEC Identifier S000040750 Emerging Markets Government Bond Index Fund
Class 1 SEC Identifier C000126410
Class 2 SEC Identifier C000126407
Class 3 SEC Identifier C000126409
Class 4 SEC Identifier C000126408


Item 72DD

1. Total Income dividends for which record date passed during the period                                           $220
2. Dividends for a second class of open-end company shares                                                         $3,439
3. Dividends for a third class of open-end company shares                                                          $363
4. Dividends for a fourth class of open-end company shares                                                         $13,556

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.224
        2. Dividends from a second class of open-end company shares                                                 $.464
        3. Dividends from a third class of open-end company shares                                                  $.750
	4. Dividends from a fourth class of open-end company shares                                                 $1.836

Item 74

U)      1. Number of shares outstanding                                                                             1,025
        2. Number of shares outstanding for a second class of shares of open-end company shares                     7,793
        3. Number of shares outstanding for a third class of shares of open-end company shares                      640
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                     8,606

V)      1. Net asset value per share (to the nearest cent)                                                           9.74
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                19.47
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 31.25
        4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)                77.67



Series 6 SEC Identifier S000043242 Global Minimum Volatility Fund
Class 1 SEC Identifier C000133792
Class 2 SEC Identifier C000133791

Item 73

Distributions per share for which record date passed during the period:


B)      1. Distributions of capital gains 					$0.159

        2. Distributions of capital gains from a second class of open-end
company shares  						                          $0.318


Series 7 SEC Identifier S000051872 International High Dividend Yield Index Fund
Class 1 SEC Identifier C000163315
Class 2 SEC Identifier C000163313
Class 3 SEC Identifier C000163314


Item 72DD

1. Total Income dividends for which record date passed during the period                                           $1
2. Dividends for a second class of open-end company shares                                                         $8
3. Dividends for a third class of open-end company shares                                                          $34


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.034
        2. Dividends from a second class of open-end company shares                                                 $.041
        3. Dividends from a third class of open-end company shares                                                  $.085


Item 74

U)      1. Number of shares outstanding                                                                             52
        2. Number of shares outstanding for a second class of shares of open-end company shares                     442
        3. Number of shares outstanding for a third class of shares of open-end company shares                      400


V)      1. Net asset value per share (to the nearest cent)                                                          22.20
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                26.87
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 55.50


Series 8 SEC Identifier S000051871 International Dividend Appreciation Index Fund
Class 1 SEC Identifier C000163312
Class 2 SEC Identifier C000163310
Class 3 SEC Identifier C000163311

Item 72DD

1. Total Income dividends for which record date passed during the period                                           $0
2. Dividends for a second class of open-end company shares                                                         $4
3. Dividends for a third class of open-end company shares                                                          $9


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.018
        2. Dividends from a second class of open-end company shares                                                 $.022
        3. Dividends from a third class of open-end company shares                                                  $.045


Item 74

U)      1. Number of shares outstanding                                                                             65
        2. Number of shares outstanding for a second class of shares of open-end company shares                     579
        3. Number of shares outstanding for a third class of shares of open-end company shares                      600


V)      1. Net asset value per share (to the nearest cent)                                                          21.81
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                26.50
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 54.54



